UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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CANDELA CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CANDELA CORPORATION
530 Boston Post Road
Wayland, Massachusetts  01778
(508) 358-7400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

The annual meeting of stockholders of Candela Corporation, a Delaware corporation (the “Company”), will be held on Tuesday, December 12, 2006, at 10:00 a.m. (local time), at the offices of LeBoeuf, Lamb, Greene & MacRae LLP, 23rd Floor, 260 Franklin Street, Boston, Massachusetts 02110, for the following purposes:

1.                To approve and adopt an amendment to the Company’s Certificate of Incorporation, as amended, to, among other things, divide the Board of Directors into three classes, with Directors in each class to serve staggered three-year terms.

2.                If Proposal No. 1 is approved and adopted, to elect (i) two members to the Board of Directors as Class I Directors, each to serve until the next annual meeting of stockholders, (ii) two members to the Board of Directors as Class II Directors, each to serve until the second annual meeting of stockholders following this annual meeting of stockholders, and (iii) two members to the Board of Directors as Class III Directors, each to serve until the third annual meeting of stockholders following this annual meeting of stockholders, in each case until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal. If Proposal No. 1 is not approved and adopted, to elect six members to the Board of Directors, each to serve until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal.

3.                To approve and adopt an amendment to the Company’s Second Amended and Restated 1998 Stock Plan to increase the number of shares of common stock that may be issued pursuant to the Second Amended and Restated 1998 Stock Plan by 2,500,000 shares to 7,800,000 shares of common stock in the aggregate.

4.                To ratify the selection of BDO Seidman, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2007.

5.                To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Stockholders entitled to notice of and to vote at the meeting shall be determined as of the close of business on October 24, 2006, the record date fixed by the Board of Directors for such purpose.

All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting you are requested to (i) sign the enclosed proxy card and return it in the enclosed postage-prepaid envelope by return mail or (ii) complete a proxy via the internet or by telephone in accordance with the instructions listed on the proxy card. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the meeting. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

By Order of the Board of Directors,

Paul R. Lucchese
Secretary

Wayland, Massachusetts

October 29, 2006

Stockholders are requested to sign the enclosed proxy card and return it in the enclosed postage-prepaid envelope by return mail

-OR-

complete a proxy via the internet or by telephone
in accordance with the instructions listed on the proxy card.

CANDELA CORPORATION
530 Boston Post Road
Wayland, Massachusetts  01778
(508) 358-7400

PROXY STATEMENT
October 29, 2006

Proxies in the form enclosed with this Proxy Statement are solicited by the Board of Directors (the “Board of Directors”) of Candela Corporation (the “Company”) for use at the annual meeting of stockholders of the Company (the “Annual Meeting”) to be held on Tuesday, December 12, 2006, at 10:00 a.m. (local time), at the offices of LeBoeuf, Lamb, Greene & MacRae LLP, 23rd Floor, 260 Franklin Street, Boston, Massachusetts 02110.

Only stockholders of record as of the close of business on October 24, 2006 (the “Record Date”) will be entitled to vote at the Annual Meeting and any adjournments or postponements thereof. As of the Record Date, 23,063,104 shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”) were issued and outstanding.

Each share outstanding as of the Record Date will be entitled to one vote on any proposal presented at the Annual Meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder’s right to attend the Annual Meeting and vote in person. Any stockholder delivering a proxy has the right to revoke it at any time before it is exercised. Proxies may be revoked by:  (i) filing with the Secretary of the Company a written notice of revocation bearing a later date than the proxy, before the taking of the vote at the Annual Meeting; (ii) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company, before the taking of the vote at the Annual Meeting; or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Candela Corporation, 530 Boston Post Road, Wayland, Massachusetts 01778, Attention:  Paul R. Lucchese, Secretary, before the taking of the vote at the Annual Meeting.

An Annual Report to Stockholders, containing financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations for the fiscal year ended July 1, 2006, is being mailed together with this Proxy Statement to all stockholders entitled to vote at the Annual Meeting. It is anticipated that this Proxy Statement and the accompanying form of proxy and Annual Report to Stockholders will be first mailed to stockholders on or about November 10, 2006.

The representation in person or by proxy of at least a majority of all shares of Common Stock issued, outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee for election as Director, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A “non-vote” occurs when a broker holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, in respect of such other proposal, the broker does not have discretionary voting power and has not received instructions from the beneficial owner. The election of Directors by the stockholders shall be determined by a plurality of the votes cast by stockholders entitled to vote at the Annual Meeting, and votes withheld will not be counted toward the achievement of a plurality. With respect to the amendment to the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), an affirmative vote of a majority of the outstanding shares is required for approval. On all other matters being submitted to stockholders, an affirmative vote of a majority of the shares present in person or represented by proxy and voting on each such matter is required for approval. On such other matters, abstentions and broker “non-votes” with respect to a particular matter are not considered to have been voted with respect to such matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated. An automated system administered by the Company’s transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately.

Each of the persons named as proxies on the proxy card is a Director and/or officer of the Company. All properly completed proxies returned in time to be cast at the Annual Meeting will be voted. With respect to the election of Directors, any stockholder submitting a proxy has the right to withhold authority to vote for any individual nominee or group of nominees to the Board of Directors in the manner provided on the proxy. In addition to the election of Directors, the stockholders will act upon proposals (i) to approve and adopt an amendment to the Company’s Certificate of Incorporation, as amended, (ii) to approve and adopt an amendment to the Company’s Second Amended and Restated 1998 Stock Plan (the “1998 Stock Plan”), and (iii) to ratify the selection of the Company’s independent registered public accounting firm. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specification and will be voted FOR if no specification is indicated.

The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote may be properly taken and upon which the persons named as proxies on the proxy card may exercise discretion under applicable law, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as proxies on the proxy card.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock as of the Record Date by (i) each person known to the Company to be the beneficial owner of more than five percent of its Common Stock, (ii) each Director, or nominee for Director, of the Company, (iii) each executive officer named in the Summary Compensation Table under the caption “Compensation and Other Information Concerning Directors and Officers” below, and (iv) all Directors, nominees for Director and executive officers of the Company as a group. Except as otherwise indicated in the footnotes to the table, to the Company’s knowledge the beneficial owners listed have sole voting and sole investment power (subject to community property laws where applicable) as to all shares beneficially owned by them. The address of each of the Company’s Directors and executive officers is c/o Candela Corporation, 530 Boston Post Road, Wayland, Massachusetts 01778. As of the Record Date, there were 23,063,104 shares of Common Stock issued and outstanding.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Common Stock	Options/SARs (1)	Total	Percent of Class
5% Owners
Barclays Global Investors, NA(2)	2,243,131	—	2,243,131	9.7%
45 Fremont Street San Francisco, CA 94105
UBS AG(3)	1,396,200	—	1,396,200	6.1%
Bahnhofstrasse 45 PO Box CH-8021 Zurich, Switzerland
Directors and Executive Officers
George A. Abe	—	60,000	60,000	*
Ben Bailey III(4)	—	—	—	*
Nancy Nager	—	15,000	15,000	*
Gerard E. Puorro	121,000	150,000	271,000	1.2%
Kenneth D. Roberts	27,400	190,000	217,400	*
Douglas W. Scott(5)	3,750	75,000	78,750	*
F. Paul Broyer	1,071	10,000	11,071	*
Dennis S. Herman	2,000	25,000	27,000	*
Dr. James C. Hsia	34,730	95,000	129,730	*
William H. McGrail	—	40,000	40,000	*
All Directors and Executive Officers as a Group (11 persons)(6)	189,951	660,000	849,951	3.6%

*                    Represents less than 1% of the Company’s outstanding Common Stock.

(1)          Pursuant to the rules of the Securities and Exchange Commission (the “SEC”), the number of shares of Common Stock deemed beneficially owned includes, for each person or group referred to in the table, shares issuable pursuant to options and shares underlying stock appreciation rights held by the respective person or group that are currently exercisable or will become exercisable within 60 days from the Record Date.

(2)          Information obtained from Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, Ltd., Barclays Global Investors Japan Trust and Banking Company Limited, and Barclays Global Investors Japan Limited’s Amendment No. 1 to Schedule 13G filed with the SEC on July 10, 2006. Barclays Global Investors, NA is the beneficial owner of 2,243,131 shares of Common

Stock, of which it has sole voting power as to 2,134,429 shares, no shared voting power, sole dispositive power as to 2,243,131 shares, and no shared dispositive power.

(3)          Information obtained from UBS AG’s Amendment No. 1 to Schedule 13G filed with the SEC on February 14, 2006. UBS Global Asset Management (Americas) Inc. is the beneficial owner of 1,396,200 shares of Common Stock, of which it has sole voting power as to 1,007,200 shares, no shared voting power, no sole dispositive power, and shared dispositive power as to 1,396,200 shares. UBS AG is the parent holding company of UBS Global Asset Management (Americas) Inc. and may be deemed the beneficial owner of the shares beneficially owned by UBS Global Asset Management (Americas) Inc. Including the shares beneficially owned by UBS Global Asset Management (Americas) Inc., UBS AG is the beneficial owners of 1,396,200 shares of Common Stock, of which it has sole voting power as to 1,007,200 shares, no shared voting power, no sole dispositive power, and shared dispositive power as to 1,396,200 shares. UBS AG disclaims beneficial ownership of such securities pursuant to Rule 13d-4 under the Securities Exchange Act of 1934, as amended. UBS AG is classified as a bank pursuant to no action relief granted by the staff of the SEC.

(4)          Does not include 300,000 shares owned by Massachusetts Capital Resource Company, where Mr. Bailey serves as Vice President, as to which Mr. Bailey disclaims beneficial ownership.

(5)          Does not include 3,750 shares owned by Mr. Scott’s spouse, as to which Mr. Scott disclaims beneficial ownership.

(6)          See Note 5.

PROPOSAL NO. 1

AMENDMENT TO CERTIFICATE OF INCORPORATION, AS AMENDED

On September 28, 2006, the Board of Directors approved an amendment (the “Amendment”) to the Certificate of Incorporation, as amended (the “Certificate of Incorporation”), subject to stockholder approval and adoption, to, among other things, divide the Board of Directors into three classes, with Directors in each class to serve staggered three-year terms (a “Classified Board of Directors”). The Amendment is attached to this Proxy Statement as Appendix A. Stockholder approval of the Amendment is required by the terms of the Certificate of Incorporation and the General Corporation Law of the State of Delaware (“Delaware Corporate Law”).

The Company’s Certificate of Incorporation and Bylaws currently provide for one class of Directors, all of whom are elected at each annual meeting of stockholders to serve until the next annual meeting of stockholders. As a result, the entire Board of Directors could be replaced by stockholders at a single annual meeting of stockholders.

Delaware Corporate Law permits a corporation to implement a Classified Board of Directors as set forth in the Amendment. If the stockholders approve and adopt the Amendment, the Certificate of Incorporation will be amended to divide the Board of Directors into three classes (Class I, Class II, and Class III) based on the expiration of their terms of office, with each class as nearly equal in number of Directors as possible. Each Director will generally serve until the third annual meeting of stockholders following the annual meeting of stockholders at which such Director was elected. However, as discussed in Proposal No. 2, the Directors initially designated as Class I Directors will serve for an interim term until the first annual meeting of stockholders following this annual meeting of stockholders, and the Directors initially designated as Class II Directors will serve for an interim term until the second annual meeting of stockholders following this annual meeting of stockholders. The purpose of these interim terms is to establish the staggered terms of the Board of Directors so that only one class of Directors will stand for election at each annual meeting of stockholders. Following the expiration of the respective interim terms, each Director elected at a subsequent annual meeting of stockholders will be elected to serve until the third annual meeting of stockholders following the annual meeting of stockholders at which such Director was elected.

The Company’s Board of Directors believes a Classified Board of Directors will help ensure the continuity and stability of the Company’s policies and the implementation of its business plan by creating a structure in which approximately two-thirds of the Board of Directors will have experience serving as Directors following any election of Directors. The Board of Directors believes that a Classified Board of Directors will help the Company attract and retain qualified individuals to serve on the Board of Directors as well as qualified officers and employees, in each case by increasing the likelihood of a stable business environment.

Unless and until filled by stockholders, any vacancy on the Classified Board of Directors, however occurring, may be filled only by vote of a majority of the directors then in office, even if less than a quorum. A Director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, if applicable, and a director chosen to fill a vacancy resulting from an increase in the number of directors shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

A Classified Board of Directors could deter potential acquirers (hostile or otherwise) from initiating proxy contests, tender offers, or other attempts to obtain control of the Company by making it significantly more difficult to elect a majority of the Board of Directors. Presently, a change in control of the Board of Directors can be made by the holders of a majority of the Common Stock at a single annual meeting of stockholders. With a Classified Board of Directors in place, it would take the holders of a majority of the Common Stock at least two annual meetings of stockholders to elect a majority of the Board of Directors because only a minority of Directors would be elected at each annual meeting of stockholders. Proxy contests, tender offers, and other attempts to obtain control of the Company may increase, at least temporarily, the market price of the Common Stock and therefore a Classified Board of Directors could adversely affect the ability of stockholders to obtain a premium for their shares of Common Stock. However, the Board of Directors believes that a Classified Board of Directors will encourage potential acquirers to engage in good faith, arm’s length negotiations with the Company with respect to any transaction and that doing so will ultimately maximize stockholder value. The implementation of a Classified Board of Directors is not in response to any efforts by any party to acquire or gain control of the Company and the Board of Directors is not currently aware of any such efforts.

Additionally, a Classified Board of Directors could make it more difficult to remove current Directors and management, even if the only reason for such a change is the performance of the present Directors and management and not an acquisition attempt. The Company’s Certificate of Incorporation currently does not contain any provisions regarding the removal of Directors. Under Delaware Corporate Law, stockholders may remove Directors with or without cause by a majority vote. However, if a Classified Board of Directors is implemented, Delaware Corporate Law provides that stockholders may remove Directors only for cause, unless the Certificate of Incorporation otherwise provides. Neither the Certificate of Incorporation nor the Amendment contains a provision allowing removal of Directors other than for cause, which means that, if the Classified Board of Directors is implemented, stockholders will not have the ability to remove a Director at-will during that Director’s term of service. While the definition of “cause” has not been conclusively established by the Delaware courts, actions such as embezzlement, disclosure of trade secrets or other violations of fiduciary duty have been found to constitute cause for removal. However, lesser actions that may be deemed harmful to the Company may not constitute cause and stockholders seeking to remove a Director for cause could be forced to initiate a lawsuit to clarify the exact meaning of “cause” which could be costly and time-consuming. These limitations on the ability to remove Directors could also make it more difficult for a potential acquirer to elect a majority of the Board of Directors.

Because the current Directors of the Company will be directly affected by the implementation of a Classified Board of Directors, they may be deemed to have an interest in the outcome of this proposal.

The Board of Directors has unanimously approved the adoption of the Amendment and deems the Amendment to be advisable and in the best interests of the stockholders. Approval and adoption of the Amendment requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. The full text of the Amendment is included as Appendix A to this Proxy Statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL AND ADOPTION OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION, AS AMENDED, AS SET FORTH IN THE AMENDMENT ATTACHED TO THE PROXY STATEMENT AS APPENDIX A, TO, AMONG OTHER THINGS, DIVIDE THE BOARD OF DIRECTORS INTO THREE CLASSES, WITH DIRECTORS IN EACH CLASS TO SERVE STAGGERED THREE-YEAR TERMS.

PROPOSAL NO. 2

ELECTION OF DIRECTORS

The Board of Directors has nominated and recommends that each of the persons named below be elected a Director of the Company. Each nominee for Director has indicated his or her willingness to serve if elected; however if any nominee should be unable or unwilling to serve, the proxies will be voted for the election of a substitute nominee designated by the Board of Directors or for fixing the number of Directors at a lesser number.

If Proposal No. 1 is approved and adopted, each Director identified as a Class I Director will be elected to serve until the next annual meeting of stockholders, each Director identified as a Class II Director will be elected to serve until the second annual meeting of stockholders following this annual meeting of stockholders, and each Director identified as a Class III Director will be elected to serve until the third annual meeting of stockholders following this annual meeting of stockholders, in each case until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal. If Proposal No. 1 is not approved and adopted, each Director will be elected to serve until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal.

Name	Age	Position	Class
George A. Abe(2)(3)	45	Director	Class I
Ben Bailey III(1)(3)	57	Director	Class II
Nancy Nager(1)(2)(3)	55	Director	Class I
Gerard E. Puorro(4)	59	President, Chief Executive Officer, and Director	Class III
Kenneth D. Roberts(1)(3)	73	Chairman of the Board of Directors	Class III
Douglas W. Scott(1)(2)(3)	60	Director	Class II

(1)          Member of the Audit Committee.

(2)          Member of the Compensation Committee.

(3)          Member of the Nominating Committee.

(4)          Member of the Option and SAR Committee.

Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for a nominee will be voted FOR the election of that nominee. All of the nominees are currently Directors of the Company. Proxies cannot be voted for more than six nominees.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE NOMINEES LISTED ABOVE.

Information regarding the nominees for Director and further information with respect to the Board of Directors is set forth below.

OCCUPATIONS OF DIRECTORS

Mr. Roberts has been a Director of the Company since August 1989 and Chairman of the Board of Directors since November 1991. Mr. Roberts has been an independent management consultant since December 1988. From November 1992 until June 1995, Mr. Roberts was employed on a part-time basis as Vice President and Chief Financial Officer of Foster Miller, Inc., an engineering services company. From July 1986 until December 1988, Mr. Roberts was Vice President, Treasurer and Chief Financial Officer of Massachusetts Computer Corporation, a manufacturer of micro-supercomputers. Prior to that, Mr. Roberts was Senior Vice President and Treasurer of Dynatech Corporation (now named Acterna Corporation), a provider of diversified high technology products and services.

Mr. Puorro has been a Director of the Company since September 1991. Mr. Puorro has been President and Chief Executive Officer of the Company since April 1993. From December 1992 until April 1993, Mr. Puorro was Senior Vice President, Chief Financial Officer and Chief Operating Officer of the Company, and from April 1989 until December 1992, Mr. Puorro was Senior Vice President and Chief Financial Officer of the Company. Prior to joining the Company, Mr. Puorro was Vice President and Controller at Massachusetts Computer Corporation, a manufacturer of micro-supercomputers.

Mr. Scott has been a Director of the Company since September 1991. Mr. Scott has been a partner at Phildius, Kenyon & Scott, a health care consulting and investment firm, since 1985. Mr. Scott has also been President, Chief Operating Officer, and a Director of Avitar, Inc., a publicly held health care company, since 1989. From December 1989 until April 1991, Mr. Scott was Chief Executive Officer of Avitar, Inc.

Ms. Nager has been a Director of the Company since February 1999. Ms. Nager has been the Principal and Chief Executive Officer of SBS Consulting, Inc., formerly known as Specialized Health Management, Inc., a privately held behavioral health care and medical billing corporation, since 1990. From 1976 until 1990, Ms. Nager held a number of positions in nursing and hospital administration (most recently as Chief Operating Officer) with Charles River Hospital, a private psychiatric facility in Wellesley, Massachusetts. From 1990 until 1993, Ms. Nager also provided corporate level consulting to Community Care Systems, Inc., the parent company of Charles River Hospital.

Mr. Bailey has been a Director of the Company since January 2003. Mr. Bailey has been a Vice President of Massachusetts Capital Resource Company, a source of risk capital for Massachusetts businesses, since May 1985. From June 1976 until May 1985, Mr. Bailey held a number of positions (most recently as a Vice President) with the High Technology Lending Group at Bank of Boston. From June 1974 until June 1976, Mr. Bailey was employed at Chemical Bank in New York. Mr. Bailey is a member of the New England Venture Capital Association and the Small Business Association of New England, and served on the National Science Foundation’s Advisory Committee for Smaller Business Industrial Innovation (SBIR) from June 1995 to April 2001.

Mr. Abe has been a Director of the Company since January 2003. Mr. Abe has been President and Chief Executive Officer of Cambridge Research and Instrumentation (“CRI”), a provider of diagnostic imaging solutions for life science and medical research, since June 2003. From February 2002 until June 2003, Mr. Abe was a Vice President of CRI. From May 1997 to November 2001, Mr. Abe held Vice President positions in Strategy, Development, and Marketing with Genuity (formerly GTE), an internet infrastructure service provider. Prior to that, Mr. Abe held several technical and management positions with BBN Corp, a high technology and services company.

OCCUPATIONS OF EXECUTIVE OFFICERS

The following table sets forth the names, ages and positions held with the Company of the current executive officers of the Company.

Name	Age	Position
F. Paul Broyer	57	Senior Vice President, Finance and Administration, and Chief Financial Officer
Dennis S. Herman	56	Senior Vice President, North American Sales and Marketing
Dr. James C. Hsia	60	Chief Technical Officer
Paul R. Lucchese	40	Vice President, General Counsel, and Secretary
William H. McGrail	45	Senior Vice President, Operations
Gerard E. Puorro	59	President, Chief Executive Officer, and Director

Executive officers are appointed to serve at the discretion of the Board of Directors. There are no family relationships among any of the executive officers or Directors of the Company.

Mr. Broyer was appointed Senior Vice President, Finance and Administration, and Chief Financial Officer in July 1998. From October 1996 until July 1998, Mr. Broyer was a Vice President and Chief Financial Officer of the Company. Prior to joining the Company, Mr. Broyer was Vice President of Finance at Integrated Genetics, an applied biotechnology firm, from April 1994 to March 1996 and Corporate Controller of Laserdata, Inc., a producer of document management and optical storage software, from October 1987 to February 1994. Prior to that, Mr. Broyer held various positions with Avatar Technologies, a provider of high speed computer communications equipment, and Data General Corporation, a supplier of storage and enterprise computing solutions.

Mr. Herman was appointed Senior Vice President, North American Sales and Marketing, in April 2004. From October 2001 until April 2004, Mr. Herman was Vice President, North American Sales, of the Company and from February 1999 until October 2001, Mr. Herman was Eastern Regional Sales Manager of the Company. Prior to joining the Company, Mr. Herman was Vice President of Sales at Palomar Medical Technologies, a medical device company, from August 1997 to December 1998 and National Sales Manager of Spectrum Medical Technologies, a medical device company that was acquired by Palomar Medical Technologies, from March 1991 to August 1997.

Dr. Hsia was appointed Chief Technology Officer in January 2004. From March 2003 until January 2004, Dr. Hsia was a Director of the Company. Prior to joining the Company, Dr. Hsia was President and Co-Founder of Lasersharp Corporation, a developer of fiber laser products for the telecom and film industries, from July 2000 to January 2003. From 1985 until July 2000, Dr. Hsia was Senior Vice President of Research and Development of the Company. Dr. Hsia has twenty-five years of experience in photonics product development and medical devices. Dr. Hsia holds a B.S. in Physics and an M.S. and a Ph.D. in Nuclear Engineering from the Massachusetts Institute of Technology, specializing in plasma physics and controlled fusion.

Mr. Lucchese was appointed Vice President, General Counsel, and Corporate Secretary in July 2006. Prior to joining the Company, Mr. Lucchese was the General Counsel of Aspect Software, Inc., a developer of customer interaction management hardware and software, from December 1998 to November 2005. Mr. Lucchese holds a M.B.A. from Suffolk University, a J.D. from the University of Dayton School of Law, and a B.A. from Providence College.

Mr. McGrail was appointed Senior Vice President, Operations, in February 2003. From May 2000 until February 2003, Mr. McGrail was Vice President, Development and Operations, of the Company, from July 1998 until May 2000, Mr. McGrail was Vice President of Development and Engineering of the Company, from August 1994 until July 1998, Mr. McGrail was Director of Engineering of the Company,

and from November 1987 to August 1994, Mr. McGrail held the positions of Software Design Engineer and Senior Software Engineer with the Company. Prior to joining the Company, Mr. McGrail was employed by Raytheon Corporation, a commercial electronics, information technology, technical services, and business aviation company.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES THEREOF

The Board of Directors met six times during the fiscal year ended July 1, 2006. In accordance with Rule 4350(c)(1) of the National Association of Securities Dealers’ listing standards, the Board of Directors has determined that a majority of members of the Board of Directors are independent directors (as defined in Rule 4200(a)(15)) and that Mr. Roberts, Mr. Abe, Mr. Bailey, Ms. Nager and Mr. Scott are independent directors.

The Company has standing Audit, Compensation, Nominating, and Option and SAR Committees.

The Audit Committee, of which Mr. Roberts, Mr. Bailey, Mr. Scott and Ms. Nager are members, reviews all financial functions of the Company, including matters relating to the appointment, compensation and activity of the Company’s independent registered public accounting firm. The Audit Committee met nine times during the fiscal year ended July 1, 2006. The Board of Directors has determined that Mr. Roberts and Mr. Bailey are audit committee financial experts and that all members of the Audit Committee are independent directors.

The Compensation Committee, of which Mr. Scott, Mr. Abe and Ms. Nager are members, determines the Company’s compensation philosophy and policies, determines the compensation of the Chief Executive Officer and other executive officers, determines the compensation of members of the Board of Directors and committees thereof, and administers the Company’s stock plans. The Compensation Committee met nine times during the fiscal year ended July 1, 2006.

The Nominating Committee, of which Mr. Abe, Mr. Bailey, Ms. Nager, Mr. Roberts and Mr. Scott are members, selects or recommends for selection by the Board of Directors nominees for Director, reviews all stockholder proposals submitted to the Company relating to the nomination of a member of the Board of Directors and recommends to the Board of Directors appropriate action with respect to each such proposal, and reviews and makes recommendations to the Board of Directors regarding the composition and structure of the Board of Directors. The Nominating Committee met two times during the fiscal year ended July 1, 2006. None of the members of the Nominating Committee are officers or employees of the Company and aside from being Directors of the Company, each is otherwise independent of the Company (as independence is defined pursuant to Rule 4200(a)(15) of the National Association of Securities Dealer’s listing standards). The Nominating Committee does not operate under the terms of a written charter. Neither the Board of Directors nor the Nominating Committee has approved any specific criteria or qualifications for nominees for Director.

The Option and SAR Committee, of which Mr. Puorro is the sole member, makes awards to employees of the Company below the level of executive officer pursuant to the Company’s stock plans, within parameters set by the Board of Directors. The Option and SAR Committee held no meetings and acted by written consent during the fiscal year ended July 1, 2006.

During the fiscal year ended July 1, 2006, no incumbent Director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which he or she served, in each case held during the period for which he or she served as a Director. The Company does not have a policy with regard to members of the Board of Directors attending the annual meeting of stockholders. The Board of Directors was composed of seven members as of the last annual meeting of stockholders on December 13, 2005. Six of these members attended the last annual meeting of stockholders.

COMPENSATION AND OTHER INFORMATION CONCERNING
DIRECTORS AND OFFICERS

Executive Compensation

The following table shows compensation information with respect to services rendered to the Company, in all capacities, during the fiscal years ended July 1, 2006, July 2, 2005 and July 3, 2004 for (i) the individual who served as the Chief Executive Officer for the fiscal year ended July 1, 2006 and (ii) each of the four other most highly compensated executive officers, in each case whose aggregate salary and bonus exceeded $100,000 in the fiscal year ended July 1, 2006 (collectively with the Chief Executive Officer, the “Named Executive Officers”).

Summary Compensation Table

				Long-Term Compensation Awards(2)
		Annual Compensation(1)		Securities Underlying	All Other
Name and Principal Position	Fiscal Year	Salary	Bonus(3)	Options/SARs	Compensation
F. Paul Broyer	2006	$229,586	$100,171	30,000	$8,600	(4)
Senior Vice President, Finance	2005	220,550	33,779	10,000	6,918	(4)
and Administration, and Chief	2004	203,963	86,559	30,000	7,711	(4)
financial Officer
Dennis S. Herman	2006	241,316	96,484	30,000	7,750	(5)
Senior Vice President, North	2005	283,292	—	10,000	6,341	(5)
American Sales and Marketing	2004	841,164	—	30,000	5,384	(5)
Dr. James C. Hsia	2006	231,537	104,583	30,000	12,488	(6)
Chief Technical Officer	2005	216,229	34,104	15,000	10,363	(6)
	2004	101,507	45,699	50,000	1,951	(6)
William H. McGrail	2006	221,185	98,185	30,000	9,100	(7)
Senior Vice President,	2005	207,029	33,779	10,000	10,019	(7)
Operations	2004	201,513	86,559	30,000	7,939	(7)
Gerard E. Puorro	2006	477,662	303,750	80,000	8,850	(8)
President, Chief Executive	2005	395,493	97,440	90,000	8,929	(8)
Officer, and Director	2004	347,607	154,505	60,000	9,039	(8)

(1)          Excludes perquisites and other personal benefits, the aggregate annual amount of which for each Named Executive Officer was less than the lesser of $50,000 or 10% of the total salary and bonus reported for the Named Executive Officer.

(2)          The Company granted only stock appreciation rights to executive officers during the fiscal year ended July 1, 2006. The Company did not grant any restricted stock awards or make any long-term incentive plan pay-outs during the fiscal years ended July 1, 2006, July 2, 2005 or July 3, 2004.

(3)          Incentive bonus approved by the Compensation Committee, based on Company results for the fiscal year.

(4)          For fiscal 2006, consists of $6,300 in matching contributions by the Company pursuant to the Company’s 401(k) Plan and $2,300 for a Company provided automobile. For fiscal 2005, consists of $4,243 in matching contributions by the Company pursuant to the Company’s 401(k) Plan and $2,675 for a Company provided automobile. For fiscal 2004, consists of $3,586 in matching contributions by the Company pursuant to the Company’s 401(k) Plan and $4,125 for a Company provided automobile.

(5)          For fiscal 2006, consists of $6,300 in matching contributions by the Company pursuant to the Company’s 401(k) Plan and $1,450 for a Company provided automobile. For fiscal 2005, consists of $4,891 in matching contributions by the Company pursuant to the Company’s 401(k) Plan and $1,450 for a Company provided automobile. For fiscal 2004, consists of $3,535 in matching contributions by the Company pursuant to the Company’s 401(k) Plan and $1,849 for a Company provided automobile.

(6)          For fiscal 2006, consists of $6,300 in matching contributions by the Company pursuant to the Company’s 401(k) Plan and $6,188 for a Company provided automobile. For fiscal 2005, consists of $4,925 in matching contributions by the Company pursuant to the Company’s 401(k) Plan and $5,438 for a Company provided automobile. For fiscal 2004, consists of $1,951 in matching contributions by the Company pursuant to the Company’s 401(k) Plan.

(7)          For fiscal 2006, consists of $6,300 in matching contributions by the Company pursuant to the Company’s 401(k) Plan and $2,800 for a Company provided automobile. For fiscal 2005, consists of $5,644 in matching contributions by the Company pursuant to the Company’s 401(k) Plan and $4,375 for a Company provided automobile. For fiscal 2004, consists of $2,814 in matching contributions by the Company pursuant to the Company’s 401(k) Plan and $5,125 for a Company provided automobile.

(8)          For fiscal 2006, consists of $6,300 in matching contributions by the Company pursuant to the Company’s 401(k) Plan and $2,550 for a Company provided automobile. For fiscal 2005, consists of $6,254 in matching contributions by the Company pursuant to the Company’s 401(k) Plan and $2,675 for a Company provided automobile. For fiscal 2004, consists of $4,770 in matching contributions by the Company pursuant to the Company’s 401(k) Plan and $4,269 for a Company provided automobile.

Option / SAR Grants In Last Fiscal Year

The following table sets forth information regarding the stock appreciation right (“SAR”) grants made to each of the Named Executive Officers in the fiscal year ended July 1, 2006. The exercise price per share of each SAR was equal to the fair market value of the underlying Common Stock on the grant date as determined by the Board of Directors of the Company, and except where noted the SARs become exercisable at the rate of 25% of the total SAR grant at the end of each one-year period from the date the SAR begins to vest. The Company granted SARs with respect to 550,000 shares of Common Stock in the fiscal year ended July 1, 2006. The potential realizable value represents amounts that may be realized upon exercise of the SARs immediately prior to the expiration of their term assuming the specified compounded rates of appreciation on the underlying Common Stock over the term of the SARs. These numbers are calculated based on the requirements of the SEC and do not reflect the Company’s estimate of future stock price growth. Actual gains, if any, on SAR exercises will depend on the future performance of the Common Stock and the date on which the SARs are exercised. There can be no assurance that the rates of appreciation assumed in the table can be achieved or that the amounts reflected will be received by the Named Executive Officers.

	Individual Grants
	Options / SARs	Percent of Total Options / SARs Granted to Employees in	Exercise Price Per Option/	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option/SAR Term
Name	Granted(1)	Fiscal Year	SAR	Date	5%	10%
F. Paul Broyer	30,000	5.5%	$15.33	1/30/2016	$289,228.64	$732,962.16
Dennis S. Herman	30,000	5.5%	15.33	1/30/2016	289,228.64	732,962.16
Dr. James C. Hsia	30,000	5.5%	15.33	1/30/2016	289,228.64	732,962.16
William H. McGrail	30,000	5.5%	15.33	1/30/2016	289,228.64	732,962.16
Gerard E. Puorro	80,000	14.5%	15.33	1/30/2016	771,276.37	1,954,565.75

(1)          The Company granted only SARs to executive officers during the fiscal year ended July 1, 2006.

Aggregated Option / SAR Exercises in Last Fiscal Year and Option / SAR Values at July 1, 2006

The following table sets forth information regarding stock option and SAR exercises in the fiscal year ended July 1, 2006 and exercisable and unexercisable stock options and SARs held as of July 1, 2006 by each of the Named Executive Officers. Amounts described in the following table under the heading “Value Realized” were calculated based on the difference between (i) the fair market value of the underlying Common Stock, which is deemed to be the closing price of the Common Stock on the date of exercise, or if sold on that date, the actual sale price, and (ii) the exercise price of the options and SARs, in accordance with regulations promulgated under the Securities Exchange Act of 1934, as amended, and do not necessarily reflect amounts received by the Named Executive Officers. Amounts described in the following table under the heading “Value of Unexercised In-the-Money Options/SARs at July 1, 2006 are based upon the fair market value of the Common Stock as of July 1, 2006, which was $15.86 per share as quoted on the Nasdaq National Market as of June 30, 2006, less the applicable exercise price, multiplied by the number of shares underlying the options and SARs.

	Shares Acquired	Value	Number of Unexercised Options/SARs at July 1, 2006		Value of Unexercised In-the Money Options/SARs at July 1, 2006
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
F. Paul Broyer	75,000	$536,564	10,000	40,000	$111,900	$127,800
Dennis S. Herman	65,000	879,535	25,000	40,000	145,950	127,800
Dr. James C. Hsia	—	—	95,000	30,000	766,950	15,900
William H. McGrail	90,000	983,224	40,000	40,000	228,600	127,800
Gerard E. Puorro	120,000	1,496,340	150,000	100,000	746,300	266,200

Employment Agreements and Change in Control Arrangements

The Company has entered into severance agreements with each of Mr. Puorro, Mr. Broyer, Mr. Herman and Mr. McGrail. Under the Company’s agreements with Mr. Broyer, Mr. Herman and Mr. McGrail, the Company has agreed to continue payment of their respective base annual salaries over twelve months in the event that their services for the Company are terminated for any reason except for cause or such individuals’ resignation. Under the Company’s agreement with Mr. Puorro, in the event that his employment is terminated for any reason, at either his election or the Company’s election, other than for just cause, he will be entitled to receive severance payments equal to his base annual salary for twelve months and then 50% of his base annual salary for an additional twelve months. Each of the above named individuals is subject to nonsolicitation and noncompetition provisions for the period during which he or she receives severance payments. Upon a change-in-control, options and SARs held by executive officers will fully vest.

STOCK PERFORMANCE GRAPH

The following graph illustrates a five-year comparison of cumulative total stockholder return of the (i) Company’s Common Stock, (ii) the S&P 500 Market Index and (iii) a peer group index of companies in the electro-medical equipment industry (the “Peer Group Index”). The Peer Group Index reflects the performance of all companies that are included in the electro-medical equipment industry with 3845 as their Primary Standard Industrial Classification Code Number. The comparison assumes $100 was invested on July 1, 2001 (the date of the beginning of the Company’s fifth preceding fiscal year) in the Company’s Common Stock (Nasdaq:  CLZR) and in each of the foregoing indices and assumes reinvestment of dividends, if any.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
AMONG CANDELA CORPORATION, THE S&P 500 INDEX
AND A PEER GROUP

Copyright © 2006, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

Compensation Committee Report on Executive Compensation

The Company’s executive compensation program is administered by the Compensation Committee, which consists of Mr. Scott, Mr. Abe and Ms. Nager. All three members of the Compensation Committee are independent directors (as defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards). Pursuant to the authority delegated by the Board of Directors, each year the Compensation Committee determines the compensation of the Chief Executive Officer and other executive officers, including approval of annual base salaries and bonuses as well as the grant of stock options and stock appreciation rights (“SARs”).

Compensation Philosophy

Under the supervision of the Compensation Committee, the Company has developed and implemented compensation policies. These compensation policies are designed to (i) maximize stockholder value, (ii) enhance the Company’s profitability, (iii) integrate compensation with the Company’s annual and long-term performance goals, (iv) reward corporate performance, (v) recognize individual initiative, achievement and hard work, and (vi) assist the Company in attracting and retaining qualified executive officers and employees. To achieve these goals, the Compensation Committee applies the philosophy that compensation of executive officers, specifically including that of the Chief Executive Officer and President, should be linked to revenue growth, operating results and earnings performance. In fiscal 2006, compensation under the executive compensation program was comprised of cash compensation in the form of annual base salary and bonus, and long-term incentive compensation in the form of SARs.

In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. However, this deduction limitation does not apply to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Company has considered the limitations on deductions imposed by Section 162(m) of the Code, and it is the Company’s present intention that, for so long as it is consistent with its overall compensation objective, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162(m) of the Code.

Base Salary

In setting cash compensation for the Chief Executive Officer and other executive officers, the Compensation Committee reviews base salaries annually. The Compensation Committee’s policy is to fix base salaries at levels comparable to those of senior executives with comparable qualifications, experience and responsibilities at other companies of similar size and engaged in a similar business to that of the Company. In addition, the base salaries take into account the Company’s relative performance as compared to comparable companies, as well as the achievement of planned objectives.

The Chief Executive Officer and President make recommendations to the Compensation Committee regarding the planned objectives and compensation levels of the other executive officers. The overall plans and operating performance levels, upon which executive officer compensation is based, are reviewed and approved by the Compensation Committee on an annual basis.

Bonus Compensation

In addition to base salary compensation, the Company has an Executive Bonus Plan (the “Plan”) whereby certain executive officers, recommended by the Chief Executive Officer and approved for inclusion in the Plan by the Compensation Committee, receive bonus compensation based on a percentage of base salary if certain operating targets are achieved. Bonuses paid under the Plan for fiscal 2006 were tied to the achievement of target levels of consolidated pre-tax profits. Excluding the Chief Executive Officer, 25% of each executive officer’s bonus is also tied to individual performance criteria.

Stock Appreciation Rights (SARs)

In fiscal 2006, the Compensation Committee relied on equity compensation in the form of SARs to retain and motivate executive officers. Equity compensation in the form of SARs is designed to provide long-term incentives to executive officers and other employees, to encourage the executive officers and other employees to remain with the Company and to enable them to develop and maintain a stock ownership position in the Company’s Common Stock.

The Compensation Committee administers the Company’s 1989 Stock Option Plan (the “1989 Stock Plan”) and Second Amended and Restated 1998 Stock Plan (the “1998 Stock Plan”), both of which have been used to grant stock options to executive officers and other employees. The 1998 Stock Plan has also been used to grant SARs to executive officers and other employees. Options and SARs generally become exercisable based upon a vesting schedule tied to years of future service to the Company. The value realizable from exercisable options and SARs is dependent upon the extent to which the Company’s performance is reflected in the market price of the Company’s Common Stock at any particular point in time. The Compensation Committee approves the granting of options and SARs in order to motivate these employees to maximize stockholder value. Vesting for options and SARs granted under the plan is determined by the Compensation Committee at the time of grant and options and SARs expire after a 10-year period (5 years for incentive stock options granted to 10% or more stockholders). “Incentive stock options” and freestanding SARs are granted with an exercise price not less than the fair market value of the underlying Common Stock at the date of grant. As a result of this policy, executive officers and other employees are rewarded economically only to the extent that the stockholders also benefit through stock price appreciation in the market.

Options and SARs granted to employees are based on such factors as individual initiative, achievement and performance. In administering grants to executive officers, the Compensation Committee evaluates each executive officer’s total equity compensation package. The Compensation Committee generally reviews the option and SAR holdings of each executive officer, including vesting and exercise price and the then current value of such unvested options and SARs. The Compensation Committee considers equity compensation to be an integral part of a competitive executive compensation package and an important mechanism to align the interests of management with those of the Company’s stockholders. In fiscal 2006, the Company granted SARs to Mr. Puorro, Mr. Broyer, Mr. Cardarelli, Mr. Herman, Dr. Hsia, Mr. McGrail, Dr. McMillan, Mr. Mori, Mr. Quinn and Mr. Wilber.

Mr. Puorro’s Compensation

The compensation program for the Chief Executive Officer and the President of the Company is designed to reward performance that enhances stockholder value. Compensation is comprised of annual base salary, bonus and SARs, and takes into account the Company’s revenue growth, market share growth, profitability, and growth in earnings. In fiscal 2006, Mr. Puorro received cash compensation of $781,412 (including bonus) and was granted SARs with respect to 80,000 shares of Common Stock. The Compensation Committee believes that Mr. Puorro’s compensation has been, and is now, comparable to the salary of other Chief Executive Officers in other medical equipment companies, considering the size and rate of profitability of those companies, and the Compensation Committee will continue to review compensation data on an on-going basis.

The Compensation Committee is satisfied that the executive officers of the Company are dedicated to achieving significant improvements in the long-term financial performance of the Company and that the compensation policies and programs implemented and administered have contributed and will continue to contribute toward achieving this goal.

This report has been submitted by the members of the Compensation Committee:

Douglas W. Scott
George A. Abe
Nancy Nager

Director Compensation

The Compensation Committee regularly reviews the compensation for Directors who are not employees of the Company (“Non-Employee Directors”). These Directors currently receive (i) an annual retainer of $20,000; (ii) an additional annual retainer of $5,000 for the Chair of the Board of Directors; (iii) an additional annual retainer of $5,000 for the Chair of the Audit Committee (unless such person is also Chair of the Board of Directors); (iv) an additional annual retainer of $2,500 for the Chair of the Compensation Committee; (v) a fee of $1,500 per meeting of the Board of Directors that such Non-Employee Director attends in person; (vi) a fee of $1,000 per meeting of the Board of Directors that such Non-Employee Director attends by telephone; (vii) a fee of $1,000 per committee meeting, that takes place on a day other than a day on which there is a regularly scheduled meeting of the Board of Directors, and that such Non-Employee Director attends in person; and (viii) a fee of $500 per committee meeting, that takes place on a day other than a day on which there is a regularly scheduled meeting of the Board of Directors, and that such Non-Employee Director attends by telephone.

In addition, during the fiscal year ended July 1, 2006, the Compensation Committee granted each Non-Employee Director SARs with respect to 30,000 shares of Common Stock at a per share exercise price equal to the fair market value of the Common Stock on the date of grant, which become exercisable in two equal annual installments beginning one year after the date of grant. Directors are also reimbursed for out-of-pocket expenses incurred in connection with the performance of their duties as a Director.

Directors who are employees of the Company receive no additional compensation for their service as a Director.

Compensation Committee Interlocks and Insider Participation

Mr. Scott, Mr. Abe, and Ms. Nager currently serve on the Compensation Committee and served on the Compensation Committee during the fiscal year ended July 1, 2006. None of the current members of the Compensation Committee are current employees or former officers of the Company. No person who served on the Compensation Committee had any relationship requiring disclosure under Item 404 of Regulation S-K.

Audit Committee Report

This report is submitted by the Audit Committee of the Board of Directors, which reviews and discusses with the independent registered public accounting firm and management the scope and timing of the independent registered public accounting firm’s audit services and any other services the independent registered public accounting firm is asked to perform, the independent registered public accounting firm’s report on the Company’s consolidated financial statements following completion of the independent registered public accounting firm’s audit and the Company’s policy and procedures with respect to internal accounting and financial controls. The Audit Committee is composed of Mr. Roberts, Mr. Bailey, Ms. Nager and Mr. Scott. None of Mr. Roberts, Mr. Bailey, Ms. Nager nor Mr. Scott is an officer or employee of the Company, and aside from being Directors of the Company, each is otherwise independent of the Company (as independence is defined pursuant to Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards). The Audit Committee operates under a written charter adopted by the Board of Directors and amended at a meeting of the Audit Committee on January 26, 2004.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended July 1, 2006 with both management and BDO Seidman, LLP, the Company’s independent registered public accounting firm. The Audit Committee has also discussed with BDO Seidman, LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as currently in effect. The Audit Committee has received the written disclosures and the letter from BDO Seidman, LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and has discussed with BDO Seidman, LLP that firm’s independence. Based on its review of the financial statements and these discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 1, 2006.

This report has been respectfully submitted by the members of the Audit Committee of the Board of Directors:

Kenneth D. Roberts
Ben Bailey III
Nancy Nager
Douglas W. Scott

Certain Relationships and Related Transactions

During fiscal 2006, the Company did not engage in any transaction that would require disclosure under this section.

PROPOSAL NO. 3

AMENDMENT TO 1998 STOCK PLAN

The 1998 Stock Plan was first adopted by the Board of Directors on September 30, 1998 and approved by the stockholders on January 12, 1999. On December 22, 2003, the Board of Directors approved an amendment to the 1998 Stock Plan, subject to stockholder approval and adoption, to increase the number of shares of Common Stock that may be issued pursuant to the 1998 Stock Plan by 2,000,000 shares to 5,300,000 shares of Common Stock in the aggregate, which was approved by the stockholders on January 29, 2004. On October 23, 2006, the Board of Directors approved an amendment to the 1998 Stock Plan (the “1998 Stock Plan Amendment”), subject to stockholder approval and adoption, to increase the number of shares of Common Stock that may be issued pursuant to the 1998 Stock Plan by 2,500,000 shares to 7,800,000 shares of Common Stock in the aggregate, which 1998 Stock Plan Amendment is attached to this Proxy Statement as Appendix B. Stockholder approval of the 1998 Stock Plan Amendment is required by the terms of the 1998 Stock Plan.

As of the Record Date, options and SARs with respect to an aggregate of 2,087,393 shares of Common Stock were outstanding under the 1998 Stock Plan and 1989 Stock Plan. There was a total of 404,639 shares available for future grant under such plans, all of which were available for grant under the 1998 Stock Plan. The Board of Directors has resolved not to grant additional options or SARs to officers and employees under any other currently existing stock plans.

The Board of Directors believes that in order to attract and retain qualified employees, it is necessary to continue to grant options or SARs to such employees. The Board of Directors believes that the current remaining shares available for future grants under the 1998 Stock Plan and the 1989 Stock Plan are insufficient for this purpose. If the stockholders approve and adopt the 1998 Stock Plan Amendment, approximately 2,904,639 shares will be available for future grant under the 1998 Stock Plan.

The material features of the 1998 Stock Plan are outlined below.

Purpose

The purpose of the 1998 Stock Plan is to encourage all officers and employees of the Company and other individuals, including Directors and consultants who render services to the Company, by providing them with opportunities to participate in the ownership of the Company through:

•       the grant of options that qualify as “incentive stock options” (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), to employees of the Company;

•       the grant of options that do not qualify as ISOs (“Non-Qualified Options”);

•       awards of stock in the Company (“Awards”);

•       the grant of stock appreciation rights (“SARs”); and

•       opportunities to make direct purchases of stock in the Company (“Purchases”).

Both ISOs and Non-Qualified Options are referred to hereafter individually as an “Option” and collectively as “Options”. Options, Awards, SARs and authorizations to make Purchases are referred to hereafter individually as a “Stock Right” and collectively as “Stock Rights”.

Administration

The Compensation Committee of the Board of Directors administers the 1998 Stock Plan. Subject to the provisions of the 1998 Stock Plan, the Compensation Committee has the authority to select the persons to whom Stock Rights are granted and determine the terms of each Stock Right.

Eligible Employees and Others

ISOs may be granted to employees of the Company. Non-Qualified Options, Awards, SARs and authorizations to make Purchases may be granted to any employee, officer, Director or consultant of the Company. Currently, approximately 272 employees and officers and each of the Directors of the Company are eligible to participate in the 1998 Stock Plan.

Shares Subject to the 1998 Stock Plan

The Company’s Common Stock, which has a par value of $0.01 per share, underlies all Stock Rights. As of the Record Date, the fair market value of the Common Stock was $10.96 per share. The 1998 Stock Plan currently authorizes the issuance of up to 5,300,000 shares of Common Stock, but no employee may be granted Stock Rights to acquire, in the aggregate, more that 700,000 shares of Common Stock in any one fiscal year. If the proposal to approve the 1998 Stock Plan Amendment is approved and adopted, 7,800,000 shares of Common Stock would be authorized to be issued under the 1998 Stock Plan.

Exercisability of Options and SARs

Options and SARs granted under the 1998 Stock Plan may either be fully exercisable at the time of the grant or may become exercisable in such installments as the Compensation Committee may specify. Options and SARs may be exercised from time to time, in whole or in part, up to the total number of shares with respect to which the option or SAR is then exercisable by giving written notice to the Company, stating the number of shares with respect to which the option or SAR is being exercised, accompanied by payment in full for such shares in the case of options. The Committee has the right to accelerate the date of exercise of any installment of any option (subject to the $100,000 per year limitation on the fair market value of stock subject to ISOs granted to any employee which become exercisable in any calendar year) or SAR.

Transferability of Options and SARs

ISOs are not transferable by the optionee except by will or by the laws of descent and distribution. Non-Qualified Options and SARs are transferable to the extent determined by the Compensation Committee and as set forth in the agreement relating to the grant of any such Non-Qualified Options or SARs.

Price

The Compensation Committee determines the exercise price per share for Non-Qualified Options under the 1998 Stock Plan, so long as such exercise price is no less than the minimum legal consideration required under the laws of any jurisdiction in which the Company may be organized. The exercise price per share for ISOs granted under the 1998 Stock Plan may not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, the exercise price per share may not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant. The aggregate fair market value (determined on the date of grant) of the shares of Common Stock subject to ISOs granted to an employee and which first become exercisable during any calendar year cannot exceed $100,000; any portion of an ISO grant that exceeds such $100,000 limit will be treated for tax purposes as a Non-Qualified Option. The grant price of SARs may not be less than the fair market value per share of Common Stock on the date of such grant, provided that the grant price of SARs granted in tandem with an Option shall equal the exercise price of the related Option.

Duration

Each option and SAR expires on the date specified by the Compensation Committee, but not more than (i) ten years from the date of grant in the case of options and SARs generally and (ii) five years from the date of grant in the case of ISOs granted to an employee possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company. Options and SARs are subject to early termination in certain circumstances.

Amendment and Termination

The Board of Directors may from time to time adopt amendments, certain of which are subject to stockholder approval, and may terminate the 1998 Stock Plan at any time (although such action shall not affect options and SARs previously granted). Any shares subject to an option or SAR which for any reason expires or terminates unexercised may again be available for future grants under the 1998 Stock Plan. No options or SARs may be granted under the 1998 Stock Plan after September 19, 2008.

Federal Income Tax Consequences

The following discussion summarizes certain U.S. federal income tax considerations for persons receiving Stock Rights under the 1998 Stock Plan and certain U.S. federal income tax consequences to the Company, based upon the provisions of the Code as in effect on the date of this Proxy Statement, current regulations and existing administrative rulings of the IRS. However, the summary is not intended to be a complete discussion of all the federal income tax consequences of the plan.

The following general rules are applicable under current federal income tax law to the grant of ISOs under the 1998 Stock Plan:

1.                In general, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to him or her upon the exercise of the ISO, and the Company is not entitled to a federal income tax deduction upon either grant or exercise of an ISO.

2.                If shares acquired upon exercise of an ISO are not disposed of within (i) two years from the date the ISO was granted and (ii) one year from the date the shares are issued to the optionee pursuant to the ISO exercise (the “Holding Periods”), the difference between the amount realized on any subsequent disposition of the shares and the exercise price generally will be treated as capital gain or loss to the optionee.

3.                If shares acquired upon exercise of an ISO are disposed of and the optionee does not satisfy the Holding Periods (a “Disqualifying Disposition”), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition.

4.                In any year that an optionee recognizes ordinary income on a Disqualifying Disposition of stock acquired by exercising an ISO, the Company generally should be entitled to a corresponding federal income tax deduction.

5.                The difference between the amount realized by the optionee as the result of a Disqualifying Disposition and the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules generally will be treated as capital gain or loss.

6.                Capital gain or loss recognized by an optionee on a disposition of shares will be long-term capital gain or loss if the optionee’s holding period for the shares exceeds one year.

7.                An optionee may be entitled to exercise an ISO by delivering shares of the Company’s Common Stock to the Company in payment of the exercise price if the optionee’s ISO agreement so provides. If an optionee exercises an ISO in such fashion, special rules will apply.

8.                In addition to the tax consequences described above, the exercise of ISOs may result in an “alternative minimum tax” under the Code. The Code provides that an “alternative minimum tax” will be applied against a taxable base which is equal to “alternative minimum taxable income,” generally reduced by a statutory exemption. In general, the amount by which the value of the shares received upon exercise of the ISO exceeds the exercise price is included in the optionee’s alternative minimum taxable income. A taxpayer is required to pay the higher of his or her regular tax liability or the alternative minimum tax. A taxpayer who pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

9.                Special rules apply if the shares acquired upon the exercise of an ISO are subject to vesting, or are subject to certain restrictions on resale under federal securities laws applicable to Directors, officers or 10% stockholders.

The following general rules are applicable under current federal income tax law to the grant of Non-Qualified Options under the 1998 Stock Plan:

1.                The optionee generally does not recognize any taxable income upon the grant of a Non-Qualified Option, and the Company is not entitled to a federal income tax deduction by reason of such grant.

2.                The optionee generally will recognize ordinary income at the time of exercise of a Non-Qualified Option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. The Company may be required to withhold income tax on this amount.

3.                When the optionee sells the shares acquired upon exercise of a Non-Qualified Option, he or she generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the shares (generally, the exercise price plus the amount taxed to the optionee as ordinary income). If the optionee’s holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss.

4.                The Company generally should be entitled to a federal income tax deduction when ordinary income is recognized by the optionee.

5.                An optionee may be entitled to exercise a Non-Qualified Option by delivering shares of the Company’s Common Stock to the Company in payment of the exercise price if the optionee’s Non-Qualified Option agreement so provides. If an optionee exercises a Non-Qualified Option in such fashion, special rules will apply.

6.                Special rules apply if the shares acquired upon the exercise of a Non-Qualified Option are subject to vesting, or are subject to certain restrictions on resale under federal securities laws applicable to Directors, officers or 10% stockholders.

The following general rules are applicable under current federal income tax law to the grant of SARs under the 1998 Stock Plan:

1.                The recipient of a SAR is not taxed at the time of grant.

2.                When the SAR is exercised, the recipient recognizes ordinary income in an amount equal to the amount of any cash received and the fair market value of any Common Stock received.

3.                The Company will be required to report and withhold income and employment taxes (and pay the Company’s share of employment taxes) with respect to the ordinary income recognized by a SAR recipient.

4.                The recipient will recognize gain upon the subsequent disposition of any stock received on exercise of a SAR equal to the excess of (i) the amount realized on such disposition over (ii) the recipient’s basis in the stock, which generally will be the fair market value of the stock on the date of exercise of the SAR. That gain will be taxable as long-term or short-term capital gain depending on whether the stock was held for more than one year.

5.                The Company generally should be entitled to a federal income tax deduction when ordinary income is recognized by the recipient.

The following general rules are applicable under current federal income tax law to the grant of Awards and Purchases under the 1998 Stock Plan:

1.                Persons receiving Common Stock pursuant to an Award or a grant of an opportunity to Purchase Common Stock generally recognize ordinary income equal to the fair market value of the shares received, reduced by the purchase price paid. The Company will generally be entitled to a corresponding federal income tax deduction. When such stock is sold, the seller generally will recognize capital gains or loss.

2.                Special rules apply if the stock acquired is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to Directors, officers or 10% stockholders.

The following table sets forth all options and SARs granted under the 1998 Stock Plan in the fiscal year ended July 1, 2006 and from its inception until the Record Date to (i) each Named Executive Officer, (ii) all current executive officers of the Company as a group, (iii) all current Directors (who are not executive officers) as a group, (iv) nominees for Director and (v) all employees (who are not executive officers) as a group. Future option and SAR grants are made at the discretion of the Compensation Committee and cannot be determined at this time.

	Number of Options/SARs Granted Under the 1998 Stock Plan
Name and Principal Position	in the Fiscal Year ended July 1, 2006	Since Inception
Named Executive Officers
F. Paul Broyer	30,000	400,000
Senior Vice President, Finance and Administration, and Chief Financial Officer
Dennis S. Herman	30,000	168,026
Senior Vice President, North American Sales and Marketing
Dr. James C. Hsia	30,000	690,776
Chief Technical Officer
William H. McGrail	30,000	327,622
Senior Vice President, Operations
Gerard E. Puorro	80,000	1,596,582
President, Chief Executive Officer, and Director
All Executive Officers as a Group	200,000	3,183,006
All Directors (who are not Executive Officers) as a Group	150,000	1,080,000
Nominees for Director
George A. Abe	30,000	105,000
Ben Bailey III	30,000	105,000
Nancy Nager	30,000	165,000
Gerard E. Puorro	80,000	1,596,582
Kenneth D. Roberts	30,000	390,000
Douglas W. Scott	30,000	315,000
All Employees (who are not Executive Officers) as a Group	200,000	8,975,720

Approval and adoption of the 1998 Stock Plan Amendment requires the affirmative vote of the holders of a majority of the shares of Common Stock voting on the proposal at the Annual Meeting. The full text of the 1998 Stock Plan Amendment is included as Appendix B to this Proxy Statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL AND ADOPTION OF AN AMENDMENT TO THE 1998 STOCK PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE ISSUED PURSUANT TO THE 1998 STOCK PLAN BY 2,500,000 SHARES TO 7,800,000 SHARES OF COMMON STOCK IN THE AGGREGATE.

PROPOSAL NO. 4

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected the firm of BDO Seidman, LLP, independent registered public accounting firm, to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2007. BDO Seidman, LLP has served as the Company’s independent registered public accounting firm since December 4, 2003. It is expected that a representative of BDO Seidman, LLP will be present at the Annual Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF BDO SEIDMAN, LLP TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2007.

The ratification of this selection is not required under the laws of the State of Delaware where the Company is incorporated, but the results of this vote will be considered by the Board of Directors in selecting the Company’s independent registered public accounting firm for future fiscal years.

Accounting Fees

The Audit Committee has considered whether the Company’s independent registered public accounting firm’s provision of non-audit services to the Company and the fees charged for them, as set forth below, are compatible with the independent registered public accounting firm’s independence and believes such services are compatible with the independent registered public accounting firm’s independence.

Audit Fees

The aggregate fees billed by BDO Seidman, LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended July 1, 2006, for the reviews of the financial statements included in the Company’s Form 10-K and Forms 10-Q for the fiscal year ended July 1, 2006 and for the independent audit of the Company’s internal control over financial reporting required under the Sarbanes-Oxley Act of 2002 for the fiscal year ended July 1, 2006 were $775,101.

The aggregate fees billed by BDO Seidman, LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended July 2, 2005, for the reviews of the financial statements included in the Company’s Form 10-K and Forms 10-Q for the fiscal year ended July 2, 2005 and for the independent audit of the Company’s internal control over financial reporting required under the Sarbanes Oxley Act of 2002 for the fiscal year ended July 2, 2005 were $1,055,013.

Audit-Related Fees

There were no fees billed by BDO Seidman, LLP for assurance and related services that were reasonably related to the performance of the audit of the Company’s annual financial statements for the fiscal year ended July 1, 2006 or reviews of the financial statements included in the Company’s Form 10-K and Forms 10-Q for the fiscal year ended July 1, 2006.

There were no fees billed by BDO Seidman, LLP for assurance and related services that were reasonably related to the performance of the audit of the Company’s annual financial statements for the fiscal year ended July 2, 2005 or reviews of the financial statements included in the Company’s Form 10-K and Forms 10-Q for the fiscal year ended July 2, 2005.

Tax Fees

There were no fees billed by BDO Seidman, LLP for professional services rendered for tax compliance, tax advice, and tax planning for the fiscal year ended July 1, 2006.

There were no fees billed by BDO Seidman, LLP for professional services rendered for tax compliance, tax advice, and tax planning for the fiscal year ended July 2, 2005.

All Other Fees

There were no fees billed by BDO Seidman, LLP for products and services provided other than those described above for the fiscal year ended July 1, 2006.

There were no fees billed by BDO Seidman, LLP for products and services provided other than those described above for the fiscal year ended July 2, 2005.

Audit Committee Pre-Approval Policies and Procedures

The Company’s Audit Committee has adopted a Pre-Approval Policy for Audit and Non-Audit Services in order to assure that such services do not impair the independent registered public accounting firm’s independence. Pursuant to this policy, the Audit Committee annually reviews and pre-approves the independent registered public accounting firm’s year-end audit and quarterly reviews, as well as other known or anticipated audit or non-audit services. During the course of the year, the Audit Committee (or its delegatee) may pre-approve additional non-audit services that have not been pre-approved at the annual review.

100% of the services described under the caption “Accounting Fees” above were approved by the Audit Committee pursuant to 17 CFR 210.2-02(c)(7)(i)(C).

EQUITY COMPENSATION PLAN INFORMATION

As of the Record Date, 23,063,104 shares of Common Stock were issued and outstanding. The following table sets forth a summary of the equity compensation plans offered by the Company as of July 1, 2006:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,964,988	$10.23	553,393
Equity Compensation plans not approved by security holders	—	—	—
Total	1,964,988	$10.23	553,393

STOCKHOLDER PROPOSALS, RECOMMENDATIONS FOR NOMINATION AND COMMUNICATION

Stockholder proposals, recommendations for nomination and communications (each a “Submission”) should be sent to:

Candela Corporation
530 Boston Post Road
Wayland, Massachusetts  01778
Attention: Paul R. Lucchese, Secretary

The Secretary of the Company will make copies of all such Submissions and circulate them to the Board of Directors or the appropriate committee thereof. In order to avoid uncertainty as to the date on which a Submission was received by the Company, it is suggested that proponents send Submissions by Certified Mail—Return Receipt Requested.

The Company intends to hold its next annual meeting of stockholders in fiscal year 2008. Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the annual meeting of stockholders to be held in fiscal year 2008 must be received by the Secretary of the Company no later than June 29, 2007. Also, the Company’s By-laws generally provide that any proposal or recommendation for nomination, to be eligible for consideration at the annual meeting of stockholders to be held in fiscal year 2008, must be received by the Secretary of the Company not later than the close of business on August 14, 2007 nor earlier than the close of business on July 15, 2007. The proposal or recommendation must also comply with the other procedural requirements set forth in the Company’s By-laws, a copy of which is on file with the SEC.

Stockholders may communicate with the Board of Directors by sending correspondence to the Secretary of the Company at the address listed above bearing a clear notation indicating that it is a “Stockholder—Director Communication.”  Any such correspondence will be forwarded to the Board of Directors.

EXPENSES AND SOLICITATIONS

The cost of solicitation of proxies will be borne by the Company, and in addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by Directors, officers and employees of the Company may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation. The Company may retain a proxy solicitation firm to assist in the solicitation of proxies. The Company will bear all reasonable solicitation fees and expenses if it retains such a proxy solicitation firm.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s Directors, executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities (collectively, “Reporting Persons”) to file initial reports of ownership and reports of changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all such filings. Based on its review of the copies of such filings, if any, and written representations from certain Reporting Persons received by it with respect to the fiscal year ended July 1, 2006, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended July 1, 2006, except that (i) Paul B. Cardarelli failed to timely file one Statement of

Changes of Beneficial Ownership of Securities on Form 4 (a “Form 4”) with respect to one transaction, (ii) Dr. James C. Hsia failed to timely file one Form 4 with respect to three transactions, and (iii) Toshio Mori failed to timely file one Form 4 with respect to three transactions. Mr. Cardarelli, Dr. Hsia, and Mr. Mori subsequently filed all necessary Forms 4.

CODE OF BUSINESS CONDUCT AND ETHICS

The Company has adopted a Code of Business Conduct and Ethics that applies to all directors, officers (including its Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, and Controller), and employees of the Company. The Company has posted its Code of Business Conduct and Ethics to the “Investor Relations” section of its website at www.candelalaser.com.

APPENDIX A

AMENDMENT TO
CERTIFICATE OF INCORPORATION, AS AMENDED

Candela Corporation’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), is hereby amended as follows:

1.     A new Section 13 is created as follows:

“Board of Directors.

(a)    Number of Directors.   The number of directors which shall constitute the whole Board of Directors shall be determined by resolution of a majority of the Board of Directors, but in no event shall the number of directors be less than three. The number of directors may be decreased at any time and from time to time by a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. The directors shall be elected at the annual meeting of stockholders by such stockholders as have the right to vote on such election. Directors need not be stockholders of the Corporation.

(b)   Classes of Directors.   The Board of Directors shall be and is divided into three classes:  Class I, Class II and Class III. No one class shall have more than one director more than any other class.

(c)    Election of Directors.   Elections of directors need not be by written ballot except as and to the extent provided in the By-laws of the Corporation.

(d)   Terms of Office.   Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, that each initial director in Class I shall serve for a term ending on the date of the annual meeting next following the end of the Corporation’s fiscal year ending June 30, 2007; each initial director in Class II shall serve for a term ending on the date of the annual meeting next following the end of the Corporation’s fiscal year ending June 28, 2008; and each initial director in Class III shall serve for a term ending on the date of the annual meeting next following the end of the Corporation’s fiscal year ending June 27, 2009.

(e)    Allocation of Directors Among Classes in the Event of Increases or Decreases in the Number of Directors.   In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as director of the class of which he or she is a member until the expiration of such director’s current term or his or her prior death, removal or resignation and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided for from time to time by resolution adopted by a majority of the directors then in office, though less than a quorum. No decrease in the number of directors constituting the whole Board of Directors shall shorten the term of an incumbent Director.

(f)    Tenure.   Notwithstanding any provisions to the contrary contained herein, each director shall hold office until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

(g)    Vacancies.   Unless and until filled by the stockholders, any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board of

A-1

Directors, may be filled only by vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, if applicable, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

(h)   Quorum.   A majority of the total number of the whole Board of Directors shall constitute a quorum at all meetings of the Board of Directors. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third (1/3) of the number so fixed constitute a quorum. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

(i)    Action at Meeting.   At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law or the Corporation’s By-laws.

(j)     Removal.   Any one or more or all of the directors may be removed with cause only by the holders of at least sixty-six and two-thirds percent (66 2/3%) of the shares then entitled to vote at an election of directors. Directors may not be removed without cause.

(k)   Stockholder Nominations and Introduction of Business, Etc.   Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided in the By-laws of the Corporation.”

2.     Except as modified hereby, the Certificate of Incorporation shall remain in full force and effect.

3.     This amendment may be memorialized as a separate amendment to the Certificate of Incorporation or included in an amended and restated Certificate of Incorporation.

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APPENDIX B

AMENDMENT NO. 1 TO
SECOND AMENDED AND RESTATED 1998 STOCK PLAN

Candela Corporation’s Second Amended and Restated 1998 Stock Plan (the “1998 Stock Plan”) is hereby amended as follows:

1.     The second sentence of Section 4 of the 1998 Stock Plan is amended and restated in its entirety as follows:

“The aggregate number of shares which may be issued pursuant to the Plan is 7,800,000, subject to adjustment as provided in paragraph 13.”

2.     Except as modified hereby, the 1998 Stock Plan shall remain in full force and effect.

3.     This amendment may be memorialized as a separate amendment to the 1998 Stock Plan or included in an amended and restated 1998 Stock Plan.

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CANDELA CORPORATION

Proxy for the Annual Meeting of Stockholders
December 12, 2006

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF CANDELA CORPORATION

The undersigned, revoking all prior proxies, hereby appoints Gerard E. Puorro and F. Paul Broyer, and each of them alone, proxies, with full power of substitution, to vote all shares of stock of Candela Corporation (the “Company”) the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Tuesday, December 12, 2006, at 10:00 a.m. (local time), at the offices of LeBoeuf, Lamb, Greene & MacRae LLP, 23rd Floor, 260 Franklin Street, Boston, Massachusetts 02110, and at any adjournments or postponements thereof, with all powers the undersigned would possess if present, upon the matters set forth in the Notice of Annual Meeting of Stockholders and related Proxy Statement dated October 29, 2006, a copy of which has been received by the undersigned, and in their discretion upon any other business that may properly come before the meeting or any adjournments or postponements thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN BY THE UNDERSIGNED. IF NO SPECIFICATIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE PROPOSALS IN ITEMS 1, 3, AND 4.

Address Changes:

(If you noted any address changes above, please check the corresponding box on the reverse side.)

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

CANDELA CORPORATION
530 BOSTON POST ROAD
WAYLAND, MASSACHUSETTS  01778

THREE WAYS TO PROVIDE VOTING INSTRUCTIONS!

Providing voting instructions by Internet or telephone is convenient and saves money. If you wish, you may still provide voting instructions by mail.

Vote-by-Internet	Vote-by-Telephone	Vote-by-Mail

Log on to the Internet and go to http://www.proxyvote.com. Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and then follow the instructions.

Call toll-free 1-800-690-6903. Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Candela Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

If you provide voting instructions by Internet or by telephone, please do not mail this proxy card.
Thank you.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

CANDELA CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS, EACH OF WHICH IS PROPOSED BY CANDELA CORPORATION.

1.

To approve and adopt an amendment to the Company’s Certificate of Incorporation, as amended, to, among other things, divide the Board of Directors into three classes, with Directors in each class to serve staggered three-year terms.

	☐	FOR	☐	AGAINST	☐	ABSTAIN
2.

If Proposal No. 1 is approved and adopted, to elect (i) two members to the Board of Directors as Class I Directors, each to serve until the next annual meeting of stockholders, (ii) two members to the Board of Directors as Class II Directors, each to serve until the second annual meeting of stockholders following this annual meeting of stockholder, and (iii) two members to the Board of Directors as Class III Directors, each to serve until the third annual meeting of stockholders following this annual meeting of stockholders, in each case until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal. If Proposal No. 1 is not approved and adopted, to elect six members to the Board of Directors, each to serve until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal.

Nominees:
(01) George A. Abe, (02) Ben Bailey III, (03) Nancy Nager, (04) Gerard E. Puorro, (05) Kenneth D. Roberts, and (06) Douglas W. Scott.
	☐	FOR ALL
	☐	WITHHOLD ALL
	☐	FOR ALL EXCEPT
To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

3.

To approve and adopt an amendment to the Company’s Second Amended and Restated 1998 Stock Plan to increase the number of shares of common stock that may be issued pursuant to the Second Amended and Restated 1998 Stock Plan by 2,500,000 shares to 7,800,000 shares of common stock in the aggregate.

	☐	FOR	☐	AGAINST	☐	ABSTAIN
4.	To ratify the selection of BDO Seidman, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2007.
	☐	FOR	☐	AGAINST	☐	ABSTAIN
5.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.
☐	For address changes, please check this box and write them on the back where indicated.

NOTE:  Please sign exactly as your name(s) appear above. If stock is held jointly, each owner should sign. When signing as an officer, executor, administrator, attorney, trustee or guardian, or in any other legal capacity, please give your full title(s) as such under signature(s).

Signature:	Signature:
Title:	Title:
Date:	Date: